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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director Option Plan, 1996 Stock Option Plan and 1988 Stock Option Plan of Ventana Medical Systems, Inc. of our report dated February 28, 1996 except for
Note 11, as to which the date is July 19, 1996, with respect to the consolidated financial statements of Ventana Medical Systems, Inc. included in its Registration Statement (Form S-1 No. 333-4461) filed with the Securities and Exchange Commission.



                                                       /s/ ERNST & YOUNG LLP


Tucson, Arizona
November 18, 1996